Exhibit 3.1

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

SEP 11 1997
No. C7156-84

SEP 11 1997
3:20
$75
Filed by: DM

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

ALLIED BIOTECHNOLOGY INTERNATIONAL, INC.
Name of Corporation

We the undersigned E. G. MARCHI and
President or Vice President

CONRAD DIAZ of ALLIED BIOTECHNOLOGY INTERNATIONAL, INC.
Secretary or Assistant Secretary — Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 21th day of August 1997, adopted a resolution to amend the original articles as follows:

Article 1 is hereby amended to read as follows:

The name of this corporation shall be VIALUX INCORPORATED

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 24,284,216 that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

[signature]
President or Vice President

[signature]
Secretary or Assistant Secretary

State of CA
County of Orange } ss.

On September 10th, 97 personally appeared before me, a Notary Public,
Elmer Glenn Marchi who acknowledged
Names of Persons Appearing and Signing Document

that they executed the above instrument.

[signature]
Signature of Notary

EMMA P. AZARMEHR
Commission #1077161
Notary Public — California
Orange County
My Comm. Expires Nov 5, 1999
(NOTARY SEAL)

State of CALIFORNIA

County of ORANGE

On 10 September 97 before me, JUDITH L. BOYD/NOTARY PUBLIC
(DATE) (NAME/TITLE OF OFFICER - i.e. "JANE DOE, NOTARY PUBLIC")

personally appeared Conrad Diaz
(NAME(S) OF SIGNER(S))

☐ personally known to me -OR- ☒ proved to me on the basis of satisfactory evidence to be the person(~~s~~) whose name(~~s~~) is/~~are~~ subscribed to the within instrument and acknowledged to me that he/~~she/they~~ executed the same in his/~~her/their~~ authorized capacity(~~ies~~), and that by his/~~her/their~~ signature(~~s~~) on the instrument the person(~~s~~), or the entity upon behalf of which the person(~~s~~) acted, executed the instrument.

WMD2 JUDITH L. BOYD
COMM. #1114444
NOTARY PUBLIC-CALIFORNIA
ORANGE COUNTY
MY COMMISSION EXPIRES OCT. 25, 2000 WMD2

Witness my hand and official seal.

(SEAL)

Judith L. Boyd
(SIGNATURE OF NOTARY)

RIGHT THUMBPRINT (Optional)

TOP OF THUMB HERE

CAPACITY CLAIMED BY SIGNER(S)
☐ INDIVIDUAL(S)
☒ CORPORATE
OFFICER(S) (TITLES)
☐ PARTNER(S) ☐ LIMITED ☐ GENERAL
☐ ATTORNEY IN FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER Secretary

SIGNER IS REPRESENTING:
(Name of Person(s) or Entity(ies))

RIGHT THUMBPRINT (Optional)

TOP OF THUMB HERE

CAPACITY CLAIMED BY SIGNER(S)
☐ INDIVIDUAL(S)
☐ CORPORATE
OFFICER(S) (TITLES)
☐ PARTNER(S) ☐ LIMITED ☐ GENERAL
☐ ATTORNEY IN FACT
☐ TRUSTEE(S)
☐ GUARDIAN/CONSERVATOR
☐ OTHER

SIGNER IS REPRESENTING:
(Name of Person(s) or Entity(ies))

ATTENTION NOTARY

The information requested below and in the column to the right is OPTIONAL. Recording of this document is not required by law and is also optional. It could, however, prevent fraudulent attachment of this certificate to any unauthorized document.

THIS CERTIFICATE MUST BE ATTACHED TO THE DOCUMENT DESCRIBED AT RIGHT:

Title or Type of Document: Certificate of Amendment of Articles of Incorporation

Number of Pages: 1 Date of Document: 10 September 97

Signer(s) Other Than Named Above: none

SEP 1 1997

WOLCOTTS FORM 63240 Rev. 3-94 ... ©1994 WOLCOTTS FORMS, INC.
ALL PURPOSE ACKNOWLEDGMENT WITH SIGNER CAPACITY/REPRESENTATION/TWO FINGERPRINTS

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 2 5 1992

CHERYL A. LAU SECRETARY OF STATE

No. 7156-84

FILING FEE: $75.00 DF C52891
EXPEDITE #E026879
WM. MCCRORY
4150 COUNTY LINE RD.
LAKEVIEW, NV 89705

AMENDMENT
TO THE
ARTICLES
OF
INCORPORATION
OF
HISPANAMERICANS, INC.

On this date, July 26th, 1992, the Board of Directors of HispanAmericans, Inc., 19000 MacArthur Blvd., Suite 400, Irvine, CA 92715, met in special session with proper waiver of notice signed by the members. The Board considered a motion to Amend the Articles of Incorporation, Article I, the name of the corporation. A motion was made and duly passed by the Board to change the name of the corporation. Therefore the Board:

RESOLVED: The name of this corporation shall be changed from:

HISPANAMERICANS, INC.
to:
SYNECOR.

This resolution appears of the Board of Directors amending Article I of the Articles of Incorporation appears in the minutes of the special session of the Board of Directors as noted above.

CORPORATE SECRETARY

PRESIDENT

State of California }
} ss.
County of Orange }

On August 20, 1992 (date), personally appeared before me, a notary public, DuSean Berkich, Corporate Secretary, and B. Douglass Montgomery, President, personally known (or proved) to me to be the persons whose names are subscribed to the above instrument and who acknowledged that they excuted the instrument.

OFFICIAL SEAL
A. MESBAH
Notary Public – California
ORANGE COUNTY
My Comm. Exp. May 17, 1995

Signature

RECEIVED
AUG 2 4 1992
Secretary of State

FROM DUSEAN BERKICH 8.25.1992 8:38 P. 2

ADDENDUM

TO

AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

HISPANAMERICANS, INC.

WHEREAS, a majority of the shareholders of HispanAmericans, Inc. have resolved to change the name of the corporation to:

SYNECOR,

and, WHEREAS, the office of the Secretary of State of Nevada, the state of domicile of this corporation, require this Addendum in order to file the Amendment,

NOW THEREFORE, the corporate Secretary, by signature affixed below, affirms that the following are true statements:

1) NO HISPANAMERICANS, INC. STOCK HAS BEEN ISSUED.

2) THE AMENDMENT TO CHANGE THE NAME OF THE CORPORATION WAS APPROVED BY A MAJORITY VOTE OF THE SHAREHOLDERS/INCORPORATORS.

ATTEST:

The preceding statements are declared to be true by the Corporate Secretary.

DuSean Berkich, Secretary

FILING FEE: $50.00
BY: PRENTICE HALL CORPORATE
SERVICES
6430 SUNSET BLVD. #1117
LOS ANGELES, CA 90028

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUN 12 1987

FRANKIE SUE DEL PAPA SECRETARY OF STATE

7156-84

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

PRIMARY METALS, INC.
(Name of Corporation)

We, the undersigned as President and Assistant Secretary of Primary Metals, Inc. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 4th day of May, 19 87, adopted a resolution to amend the original Articles as follows:

Article IV shall be amended to read as follows:

The total number of shares of stock which the corporation shall have authority to issue is TWENTY FIVE MILLION (25,000,000) common shares having a par value of $.001 per share.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 1750; that the said change and amendment has been consented to and approved by a majority vote of the shareholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Signed by: ______________________
Pres. or Vice Pres.

____
Sect. or Asst. Sect.

STATE OF CALIFORNIA

COUNTY OF RIVERSIDE

On ______ 1987 personally appeared before me a Notary Public, Carl W. O'Baugh and Robert D. Sturgis who acknowledged that they executed the above instrument.

OFFICIAL SEAL
SUSAN TUNNELL
NOTARY PUBLIC CALIFORNIA
RIVERSIDE COUNTY
My Comm. Expires ... 1991

____
Notary Public

FILING FEE: $ 50.00
BY: WESTON GROUP, INC.
ELEVEN ELEVEN EAST
TACHQUITZ WAY
PALM SPRINGS, CA. 92262

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 25 1987

FRANKIE SUE DEL PAPA SECRETARY OF STATE
No. 7156-84

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

PARTNERS AMERICA LTD., INC.

We the undersigned as Carl W. O'Baugh, President and Carl W. O'Baugh, Secretary of Partners America Ltd., Inc. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 22nd day of January 1987, adopted a resolution to amend the original Articles as follows:

Article 1 shall be amended to read as follows:

PRIMARY METALS, INC.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3,300,000; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Carl W. O'Baugh, President

Carl W. O'Baugh, Secretary

State of CALIFORNIA )
County of RIVERSIDE )

On February 2, 1987 personally appeared before me a Notary Public, Carl W. O'Baugh, who acknowledged that they executed the above instrument.

Notary Public

STAMP OF NOTARY

WG?1

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